Exhibit 31.2


                                 CERTIFICATIONS


I, Barbara J. Corinha, certify that:

      1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of Franklin Street Properties Corp.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.




Dated:  May 3, 2004                   /s/ Barbara J. Corinha
                                      ---------------------------
                                      Barbara J. Corinha
                                      Vice President and Chief Operating Officer
                                      (equivalent of Chief Financial Officer),
                                      Treasurer and Secretary


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